EXHIBIT (E)(1)


                             DISTRIBUTION AGREEMENT

     AGREEMENT made as of this 3rd of December, 1999 between EAGLE FUNDS, a business trust organized under the laws of the Commonwealth of Massachusetts (the "Fund"), and RANSON & ASSOCIATES, INC., a Kansas corporation (the "Underwriter").

                               W I T N E S S E T H

     In consideration of the mutual covenants hereinafter contained, it is hereby agreed by and between the parties hereto as follows:

    1. The Fund hereby appoints the Underwriter its agent for the distribution of its shares of beneficial interest, without par value per share, including such series or classes of shares as may now or hereafter be authorized (the "Shares") in jurisdictions wherein Shares may legally be offered for sale; provided, however, that the Fund, in its absolute discretion, may: (a) issue or sell Shares directly to holders of Shares of the Fund upon such terms and conditions and for such consideration, if any, as it may determine, whether in connection with the distribution of subscription or purchase rights, the payment or reinvestment of dividends or distributions, or otherwise; (b) issue or sell Shares at net asset value in connection with merger or consolidation with, or acquisition of the assets of, other investment companies or similar companies; and (c) in connection with the issue and sale of Shares to Trustees, officers and employees of the Fund, and to directors, officers and employees of the investment advisor (or any portfolio manager) of the Fund or any principal underwriter (including the Underwriter) of the Fund, and to any trust, pension, profit-sharing or other benefit plan for any of the aforesaid persons or any other such persons as described in the then current Prospectus of the Fund, as permitted by Rule 22d-1 under the Investment Company Act of 1940 (the "1940 Act").

    2. The Underwriter hereby accepts appointment as agent for the distribution of the Shares and agrees that it will use its best efforts to sell such part of the authorized Shares remaining unissued as from time to time shall be effectively registered under the Securities Act of 1933 ("Securities Act"), at prices determined as hereinafter provided and on terms hereinafter set forth, all subject to applicable Federal and State laws and regulations and to the Agreement and Declaration of Trust of the Fund.

    3. The Fund agrees that it will use its best efforts to keep effectively registered under the Securities Act for sale, as herein contemplated, such Shares as the Underwriter shall reasonably request and as the Securities and Exchange Commission shall permit to be so registered.

    4. Notwithstanding any other provision hereof, the Fund may terminate, suspend, or withdraw the offering of the Shares, or Shares of any series or class, whenever, in its sole discretion, it deems such action to be desirable.

    5. The Underwriter shall sell Shares to, or through, brokers, dealers, banks or other qualified financial intermediaries (hereinafter referred to as "dealers"), or others, in such manner not inconsistent with the provisions hereof and the then effective Registration Statement of the Fund under the



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Securities Act (and related Prospectus and Statement of Additional Information)
as the Underwriter may determine from time to time, provided that no dealer, or other person, shall be appointed nor authorized to act as agent of the Fund without the prior consent of the Fund. The Underwriter shall have the right to enter into agreements with dealers of its choice for the sale of Shares and fix therein the portion of the sales charge which may be allocated to such dealers; provided that the Fund shall approve the form of such agreements and shall evidence such approval by filing said form and any amendments thereto as attachments to this Agreement, which shall be filed as an exhibit to the Fund's currently effective registration statement under the Securities Act. Shares sold to dealers shall be for resale by such dealers only at the public offering price(s) set forth in the Fund's then current Prospectus. The current forms of such agreements are attached herein as Exhibits 1 and 2.

    6. Shares offered for sale, or sold by the Underwriter, shall be so offered or sold at a price per Share determined in accordance with the then current Prospectus relating to the sale of Shares except as departure from such prices shall be permitted by the rules and regulations of the Securities and Exchange Commission. Any public offering price shall be the net asset value per Share plus a sales charge of not more than 8.50% of such public offering price.
Shares may be sold at net asset value without a sales charge to such class or classes of investors or in such class or classes of transactions as may be permitted under applicable rules of the Securities and Exchange Commission and as described in the then current Prospectus of the Fund. The net asset value per Share of each series or class shall be calculated in accordance with the Agreement and Declaration of Trust of the Fund and shall be determined in the manner, and at the time, set forth in the then current Prospectus of the Fund relating to such Shares.

    7. The price the Fund shall receive for all Shares purchased from the Fund shall be the net asset value used in determining the public offering price applicable to the sale of such Shares. The excess, if any, of the sales price over the net asset value of Shares sold by the Underwriter as agent shall be retained by the Underwriter as a commission for its services hereunder. Out of such commission, the Underwriter may allow commissions or concessions to dealers in such amounts as the Underwriter shall determine from time to time. Except as may be otherwise determined by the Underwriter and the Fund from time to time, such commissions or concessions shall be uniform to all dealers.

    8. The Underwriter shall issue and deliver, or cause to be issued and delivered, on behalf of the Fund such confirmations of sales made by it as agent, pursuant to this Agreement, as may be required. At, or prior to, the time of issuance of Shares, the Underwriter will pay, or cause to be paid, to the Fund the amount due the Fund for the sale of such Shares. Certificates shall be issued (if any), or Shares registered on the transfer books of the Fund, in such names and denominations as the Underwriter may specify.

    9. The Fund will execute any and all documents, and furnish any and all information, which may be reasonably necessary in connection with the qualification of the Shares for sale (including the qualification of the Fund as a dealer, where necessary or advisable) in such states as the Underwriter may reasonably request (it being understood that the Fund shall not be required, without its consent, to comply with any requirement which, in its opinion, is unduly burdensome).


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   10.  The Fund will furnish to the Underwriter, from time to time, such information with respect to the Fund and the Shares as the Underwriter may reasonably request for use in connection with the sale of Shares. The Underwriter agrees that it will not use or distribute, nor will it authorize dealers or others to use, distribute or disseminate, in connection with the sale of such Shares, any statements other than those contained in the Fund's current Prospectus and Statement of Additional Information, except such supplemental literature or advertising as shall be lawful under Federal and State securities laws and regulations, and that it will furnish the Fund with copies of all such material.

   11. The Underwriter shall order Shares from the Fund only to the extent that it shall have received purchase orders therefor. The Underwriter will not make, nor authorize any dealers or others, to make: (a) any short sale of Shares; or
(b) any sale of Shares to any officer or trustee of the Fund, nor to any officer or director of the Underwriter, or of any corporation or association furnishing investment advisory, managerial, or supervisory services to the Fund, nor to any such corporation or association, unless such sales are made in accordance with the then current Prospectus relating to the sale of such Shares.

   12. In selling Shares for the account of the Fund, the Underwriter will in all respects conform to the requirements of all Federal and State laws, and the Conduct Rules of the National Association of Securities Dealers, Inc., relating to such sales, and will indemnify and save harmless the Fund from any damage or expense on account of any wrongful act by the Underwriter or any employee, representative, or agent of the Underwriter. The Underwriter, however, is not to be responsible for the acts of other dealers except as and to the extent that they shall be acting for the Underwriter or under its direction or authority. The Underwriter will observe and be bound by all the provisions of the Agreement and Declaration of Trust of the Fund (and of any fundamental policies adopted by the Fund pursuant to the 1940 Act, notice of which shall have been given by the Fund to the Underwriter) which at the time in any way require, limit, restrict, prohibit or otherwise regulate any action on the part of the Underwriter.

   13. The Underwriter will require each dealer to conform to the provisions hereof and of the Registration Statement (and related Prospectus) at the time in effect under the Securities Act with respect to the public offering price of the Shares, and neither the Underwriter nor any such dealer shall withhold the placing of purchase orders so as to make a profit thereby.

   14. The Fund will pay, or cause to be paid, expenses (including the fees and disbursements of its own counsel) of any registration of Shares under the Securities Act; expenses of qualifying or continuing the qualification of the Shares for sale under the securities laws of various states and, in connection therewith, of qualifying or continuing the qualification of the Fund as a dealer or broker under the laws of such states as may be designated by the Underwriter under the conditions herein specified; expenses incident to the issuance of the Shares such as the cost of Share certificates (if any); issue or transfer taxes; all expenses in connection with the printing of any notices of shareholders' meetings, proxy and proxy statements and enclosures therewith, as well as any other notice or communication sent to shareholders or otherwise, any annual, semi-annual or other report of communications sent to the shareholders, and the expenses of sending prospectuses relating to the Shares to existing shareholders; and fees of the transfer and shareholder service agent. The

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Underwriter will pay, or cause to be paid, all expenses (other than expenses which any dealer may bear pursuant to any agreement with the Underwriter) incident to the sale and distribution of the Shares issued or sold hereunder, including, without limiting the generality of the foregoing, all: (a) expenses of printing and distributing any Prospectus and Statement of Additional Information (other than deliveries to existing shareholders) and of preparing, printing and distributing or disseminating any other literature, advertising and selling aids in connection with such offering of the Shares for sale (except that such expenses need not include expenses incurred by the Fund in connection with the preparation, printing and distribution of any report or other communication to holders of Shares in their capacity as such), and (b) expenses of advertising in connection with such offering.

   15. The Fund agrees to indemnify and hold harmless the Underwriter and each of its directors and officers and each person, if any, who controls the Underwriter within the meaning of Section 15 of the Securities Act against any loss, liability, claim, damages or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damages, or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, Prospectus, shareholder or other information filed or made public by the Fund (as from time to time amended), included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading under the Securities Act, or any other statute or the common law. However, the Fund does not agree to indemnify the Underwriter or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Underwriter. In no case (i) is the indemnity of the Fund in favor of the Underwriter or any person indemnified to be deemed to protect the Underwriter or any person against any liability to the Fund or its security holders to which the Underwriter or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties or by reason of their reckless disregard of their obligations and duties under this Agreement, or
(ii) is the Fund to be liable under its indemnity agreement contained in this section with respect to any claim made against the Underwriter or any person indemnified unless the Underwriter or person, as the case may be, shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Underwriter or person (or after the Underwriter or the person shall have received notice or service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Underwriter or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense of any suit brought to enforce any claims, but if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Underwriter or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any suit and retain counsel, the Underwriter, officers or directors or controlling person or persons, defendant or defendants in the suit shall bear the fees and expenses of any additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Underwriter, officers or directors or controlling person or persons, defendant or defendants in the suit for the reasonable fees and expenses of any counsel retained by them if they are

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entitled to the indemnification hereunder.  The Fund agrees to notify the
Underwriter promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the Shares.

     The Underwriter also covenants and agrees that it will indemnify and hold harmless the Fund and each of its Trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the Securities Act, against any loss, liability, damages, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damages, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the Securities Act or any other statute or common law, alleging any wrongful act of the Underwriter or any of its employees or alleging that the registration statement, Prospectus, shareholder reports or other information filed or made public by the Fund (as from time to time amended), included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with information furnished to the Fund by or on behalf of the Underwriter. In no case (i) is the indemnity of the Underwriter in favor of the Fund or any person indemnified to be deemed to protect the Fund or any person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Underwriter to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Underwriter in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or person (or after the Fund or such person shall have received notice of service on any designated agent). However, failure to notify the Underwriter of any claim shall not relieve the Underwriter from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Underwriter, it shall be entitled to participate, at its own expense, in the defense or, if it so elects, to assume the defense of any suit brought to enforce the claim, but if the Underwriter elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and Trustees and to any controlling person or persons, defendant or defendants in the suit. In the event that the Underwriter elects to assume the defense of any suit and retain counsel, the Fund or controlling persons, defendant or defendants in the suit shall bear the fees and expense of any additional counsel retained by them. If the Underwriter does not elect to assume the defense of any suit, it will reimburse the Fund, officers and Trustees or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them if entitled to the indemnification hereunder. The Underwriter agrees to notify the Fund promptly of the commencement of any litigation or proceedings against them in connection with the issue and sale of any of the Shares.

   16. This agreement shall continue in effect until December 3, 2001, unless and until terminated by either party as hereinafter provided, and will continue from year to year thereafter, but only so long as such continuance is specifically approved, at least annually, in the manner required by the 1940 Act. The Underwriter, the Fund acting pursuant to a resolution by the non-

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interested trustees, or the majority of the outstanding voting securities of the
Fund as defined in the 1940 Act may terminate this agreement on any date, without payment of any penalty, by giving the other party sixty days' prior written notice of such termination, specifying the date fixed therefor.

     Without prejudice to any other remedies of the Fund in any such event, the Fund may terminate this Agreement at any time immediately upon any failure of fulfillment of any of the obligations of the Underwriter hereunder.

   17. This Agreement shall automatically terminate in the event of its "assignment" as defined in the 1940 Act.

   18. Any notice under this agreement shall be in writing, addressed, and delivered or mailed, postage pre-paid, to the other party at such address as such other party may designate for the receipt of such notice.

   19. The parties hereto are expressly put on notice of the Fund's Agreement and Declaration of Trust dated August 10, 1999 and all amendments thereto, all of which are on file with the Secretary of The Commonwealth of Massachusetts, and the limitation of shareholder and Trustee liability contained therein. This agreement has been executed by and on behalf of the Fund by its representatives as such representatives and not individually, and the obligations of the Fund hereunder are not binding upon any of the Trustees, officers or shareholders of the Fund individually but are binding upon only the assets and property of the Fund (or applicable portfolio thereof). With respect to any claim by the Underwriter for recovery of any liability of the Fund arising hereunder allocated to a particular portfolio, if there is more than one, whether in accordance with the express terms hereof or otherwise, the Underwriter shall have recourse solely against the assets of that portfolio to satisfy such claim and shall have no recourse against the assets of any other portfolio for such purpose.








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IN WITNESS WHEREOF, the Fund and the Underwriter have each caused this agreement to be executed on its behalf as of the day and year first above written.


                                EAGLE FUNDS



                                BY     /s/ ALEX R. MEITZNER
                                   ----------------------------
                                         Chairman


Attest:

Cristine Minneman

[SEAL]



                                RANSON & ASSOCIATES, INC.



                                By     /s/ ROBIN K. PINKERTON
                                   ---------------------------------
                                         President


Attest:

Cristine Minneman

[SEAL]







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